Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT, AS AMENDED

I, James A. Blome, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Calyxt, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 5, 2020

/s/ James A. Blome

James A. Blome

Chief Executive Officer